UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 22, 2026

Date of Report (date of earliest event reported)

STUBHUB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42846	20-2082924
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

175 Greenwich Street, 59th Floor, New York, New York 10007 (Address of principal executive offices and zip code)
(888) 977-5364
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	STUB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2026 (the “Effective Date”), StubHub Holdings, Inc. (the “Company”) and Artem Yegorov, the Company’s Chief Technology Officer, entered into a letter agreement (the “Agreement”), pursuant to which Mr. Yegorov will receive a retention bonus of $4 million (the “Retention Bonus”), subject to the terms and conditions set forth in the Agreement. Pursuant to the terms of the Agreement, the Retention Bonus will only be considered fully earned if Mr. Yegorov remains employed with the Company through the fourth anniversary of the Effective Date. If Mr. Yegorov is terminated for cause or resigns prior to the fourth anniversary of the Effective Date, a portion of the Retention Bonus will be considered unearned, as set forth in the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to a copy of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement between the Company and Artem Yegorov, dated June 22, 2026

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STUBHUB HOLDINGS, INC.

Date: June 26, 2026	By:	/s/ Mark Streams
Mark Streams
Executive Vice Chairman and Chief Legal Officer